                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)



One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                    ---------------------------------------
                    General American Railcar Corporation II

              (Exact name of obligor as specified in its charter)


   Delaware                                               to be applied for
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)


     500 West Monroe Street
     Chicago, Illinois                                    60661
(Address of principal executive offices)                  (Zip Code)


                   Pass Through Certificates, Series 1998-1
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)   Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of September, 1998.


            The First National Bank of Chicago, Trustee



            By /s/ Sandra L. Caruba
               --------------------
               Sandra L. Caruba
               Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                   September 2, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between General American Railcar Corporation II and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 The First National Bank of Chicago



                                 By: /s/ Sandra L. Caruba
                                     --------------------
                                     Sandra L. Caruba
                                     Vice President

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                       Dollar Amounts in thousands     C400
                                                                                       RCFD     BIL MIL THOU           ----
                                                                                       ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule                 RCFD
     RC-A):                                                                            ----
     a. Noninterest-bearing balances and currency and coin(1)..................        0081      4,490,272             1.a
     b. Interest-bearing balances(2)...........................................        0071      5,586,990             1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..............        1754              0             2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)...........        1773      8,974,952             2.b
3.   Federal funds sold and securities purchased under agreements to resell....        1350      5,558,583             3.
4.   Loans and lease financing receivables:                                            RCFD
     a. Loans and leases, net of unearned income (from Schedule                        ----
     RC-C).....................................................................        2122     28,257,868             4.a
     b. LESS: Allowance for loan and lease losses..............................        3123        413,742             4.b
     c. LESS: Allocated transfer risk reserve..................................        3128              0             4.c
                                                                                       RCFD
     d. Loans and leases, net of unearned income, allowance, and                       ----
        reserve (item 4.a minus 4.b and 4.c)...................................        2125     27,844,126             4.d
5.   Trading assets (from Schedule RD-D).......................................        3545      6,073,169             5.
6.   Premises and fixed assets (including capitalized leases)..................        2145        721,430             6.
7.   Other real estate owned (from Schedule RC-M)..............................        2150          6,827             7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................................        2130        184,515             8.
9.   Customers' liability to this bank on acceptances outstanding..............        2155        310,026             9.
10.  Intangible assets (from Schedule RC-M)....................................        2143        302,859             10.
11.  Other assets (from Schedule RC-F).........................................        2160      2,137,491             11.
12.  Total assets (sum of items 1 through 11)..................................        2170     62,191,240             12.
----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date:  06/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                               -----------------
LIABILITIES
13.  Deposits:                                                                      RCON
     a. In domestic offices (sum of totals of columns A and C                       ----
     from Schedule RC-E, part 1)................................................    2200              21,810,607     13.a
     (1) Noninterest-bearing (1)................................................    6631               9,864,956     13.a
     (2) Interest-bearing.......................................................    6636              11,945,651     13.a
                                                                                    RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and................    ----
        IBFs (from Schedule RC-E, part II)......................................    2200              15,794,963     13.b
        (1) Noninterest bearing.................................................    6631                 482,528     13.b
        (2) Interest-bearing....................................................    6636              15,312,435     13.b
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                 RCFD 2800          3,858,711     14
15.  a. Demand notes issued to the U.S. Treasury                                    RCON 2840          1,444,748     15.a
     b. Trading Liabilities (from Schedule RC-D)................................    RCFD 3548          5,661,633     15.b
                                                                                    RCFD
16.  Other borrowed money:                                                          ----
     a. With original maturity of one year or less..............................    2332               4,356,061     16.a
     b. With original maturity of more than one year............................    A547                 385,550     16.b
     c. With original maturity of more than three years ........................    A548                 320,386     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding....................    2920                 310,026     18.
19.  Subordinated notes and debentures..........................................    3200               2,200,000     19.
20.  Other liabilities (from Schedule RC-G).....................................    2930               1,176,564     20.
21.  Total liabilities (sum of items 13 through 20).............................    2948              57,319,249     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................    3838                       0     23.
24.  Common stock...............................................................    3230                 200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)...................    3839               3,188,187     25.
26.  a. Undivided profits and capital reserves..................................    3632               1,467,324     26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................................    8434                  18,040     26.b
27.  Cumulative foreign currency translation adjustments........................    3284                  (2,418)    27.
28.  Total equity capital (sum of items 23 through 27)..........................    3210               4,871,991     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................................    3300              62,191,240     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of
   the statement below that best describes the
   most comprehensive level of auditing work
   performed for the bank by independent external               -----
   auditors as of any date during 1996............ RCFD 6724... N/A      Number
                                                                -----    M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.